UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2012

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2012, Ampio Pharmaceuticals, Inc. (“we”, “Ampio” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”) and Fordham Financial Management, Inc. (“Fordham” and together with Aegis, the “underwriters”) and the selling stockholders named therein (the “Selling Stockholders”), relating to the sale (the “Offering”) of an aggregate of 4,615,400 shares of common stock of the Company (the “Common Stock”). The shares will be offered at a price to the public of $3.25 per share. The Company and the Selling Stockholders have granted the underwriters a 45-day option to purchase, at the public offering price, up to an aggregate of 692,310 additional shares of their Common Stock to cover overallotments, if any. We estimate that net proceeds we will receive from the Offering will be approximately $ 13.4 million, after deducting the underwriters’ discounts and estimated offering expenses payable by us. The Company will not receive any proceeds from the sale of any shares by the Selling Stockholders upon the exercise of the underwrites’ over-allotment option.

The Offering was made pursuant to Ampio’s effective registration statement on Form S-3 (Registration No. 333-177116), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on October 28, 2011, and a final prospectus supplement to be filed with the SEC.

We expect the Offering to close on or about July 18, 2012, subject to the satisfaction of customary closing conditions. The underwriters will receive a fee of 7.0% of the gross proceeds of the Offering, plus a non-accountable expense allowance equal to 1.0% of the gross proceeds of the Offering. As additional compensation to the underwriters, upon consummation of sales, we will issue 138,462 warrants to purchase shares of our common stock at an exercise price per share equal to $4.0625 (the “Underwriter Warrants”). The Underwriter Warrants will become exercisable on the one year anniversary of the commencement of sales and have a term of five years from the commencement of sales. The Underwriting Agreement requires us to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make because of such liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriter Warrants is qualified in its entirety by reference to the Form of Underwriter Warrant, a copy of which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the validity of the shares issued in the Offering is attached hereto as Exhibit 5.1.

On July 12, 2012, we issued a press release announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

1.1	Underwriting Agreement, dated as of July 12, 2012

4.1	Form of Underwriter Warrant

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press Release dated July 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor Chief Financial Officer

Dated: July 13, 2012